Exhibit (d)(9)(iv)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA EQUITY TRUST

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
	A	C	I	O	P	P3	R	R6	T	W
Voya Large Cap Value Fund Term Expires October 1, 2016 Initial Term for Class T Expires October 1, 2018 Initial Term for Class P3 Expires October 1, 2019	1.25%	2.00%	1.00%	1.25%	N/A	0.00%	1.50%	0.78%	1.25%	1.00%
Voya MidCap Opportunities Fund Term for Classes A, C, I, O, R, and W Expires October 1, 2014 Initial Term for Class R6 Expires October 1, 2014 Initial Term for Class T Expires October 1, 2018 Initial Term for Class P3 Expires October 1, 2019	1.35%	2.10%	0.98%	1.35%	N/A	0.00%	1.60%	0.88%	1.35%	1.10%
Voya Multi-Manager Mid Cap Value Fund Term Expires October 1, 2016 Initial Term for Class P3 Expires October 1, 2019 Initial Term for Class P Expires October 1, 2020	N/A	N/A	0.90%	N/A	0.15%	0.00%	N/A	N/A	N/A	N/A

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
	A	C	I	O	P	P3	R	R6	T	W
Voya Real Estate Fund Initial Term for Class P3 Expires October 1, 2019	N/A	N/A	N/A	N/A	N/A	0.00%	N/A	N/A	N/A	N/A
Voya SmallCap Opportunities Fund Term for Classes A, C, I, R, and W Expires October 1, 2014 Initial Term for Class R6 Expires October 1, 2014 Initial Term for Class I Expires October 1, 2015 Initial Term for Class T Expires October 1, 2018 Initial Term for Class P3 Expires October 1, 2019	1.50%	2.25%	1.15%	N/A	N/A	0.00%	1.75%	1.05%	1.50%	1.25%
Voya SMID Cap Growth Fund Initial Term for Classes A, I, and R6 Expires October 1, 2019 Initial Term for Class T Expires October 1, 2018 Initial Term for Class P3 Expires October 1, 2019	1.20%	N/A	0.95%	N/A	N/A	0.00%	N/A	0.93%	1.20%	N/A
Voya U.S. High Dividend Low Volatility Fund Initial Term for Classes A and I Expires October 1, 2019 Initial Term for Class T Expires October 1, 2018 Initial term for Class P3 Expires October 1, 2019	0.80%	N/A	0.55%	N/A	N/A	0.00%	N/A	N/A	0.80%	N/A

/s/HE
HE

Effective Date:  February 28, 2019, to add Class P shares for Voya Multi-Manager Mid Cap Value Fund.

*            This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.